		Derek J. Mullan, Q.C.	R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
		William A. Ruskin	Patrick A. Williams	Alexander Petrenko	Bernard Pinsky
		Roy A. Nieuwenburg	William C. Helgason	William D. Holder	Nigel P. Kent
		Douglas W. Lahay	David W. Kington	Diane M. Bell	Anne L.B. Kober
		R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing	Darren T. Donnelly
		Mark S. Weintraub	Kevin J. MacDonald	Don C. Sihota	R. Barry Fraser
		James A. Speakman	Ethan P. Minsky	Brock H. Smith	Nicole M. Byres
		Peter Kenward	D. Lawrence Munn	John C. Fiddick	R. Glen Boswall
		Virgil Z. Hlus	Stewart L. Muglich	Samantha Ip	Jonathan L.S. Hodes
		Mark J. Longo	Aaron B. Singer	L.K. Larry Yen	Amy A. Mortimore
		Jane Glanville	Brent C. Clark	Conrad Y. Nest	Richard T. Weiland
		Cam McTavish	Allyson L. Baker	Warren G. Brazier	Veronica P. Franco
Reply Attention of	William A. Ruskin	Krista Prockiw	Jeffrey F. Vicq	C. Michelle Tribe	James T. Bryce
Direct Tel.	604.643.3101	Valerie S. Dixon	Satinder K. Sidhu	Tasha L. Coulter	Vikram Dhir
EMail Address	war@cwilson.com	Adam M. Dlin	Rina J. Jaswal	Sarah W. Jones	Anna D. Sekunova
Our File No.	37461-1 / CW3624929.1	Jun Ho Song	Michal Jaworski	Jenny M. Kirkpatrick	Parveen B. Karsan
		Shauna K.H. Towriss	Kyle M. Wilson	Jennifer R. Loeb	Heather M. Hettiarachchi
		Eric T. Pau	Pratibha Sharma	Angela M. Blake	Seva Batkin
August 12, 2010 BY MAIL		David A. Hunter	Victor S. Dudas	Craig V. Rollins	Rong (Lauren) Liang

Of Counsel: James M. Halley Q.C.
Associate Counsel: Michael J. Roman

Mr William L. MacDonald
MacDonald Tuskey Corporate & Securities Lawyers
Suite #1210, 777 Hornby Street
Vancouver, BC V6Z 1S4
Canada

TransAkt Ltd.
No. 3, Lane 141, Sec.3, Beishen Road
Shenkeng Township
Taipei County 222
Taiwan (R.O.C)

Dear Sirs:

Re:	TransAkt Ltd (the “Company”)

     We refer to the Registration Statement on the Form S-4 dated August 12, 2010 to be filed by the Company with the Securities and Exchange Commission.

     We hereby consent to the use of and reference to our firm name under the heading “Material Canadian Federal Tax Consequences” and “Legal Matters” in the Registration Statement on the Form S-4 to be filed by the Company with the Securities and Exchange Commission in connection with the continuation of the Company from Alberta to Nevada pursuant to the Nevada Revised Statutes Chapter 78.

Yours truly,

/s/ CLARK WILSON LLP

Per:

WAR/war

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
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